UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2018

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On June 8, 2018, the Board of Directors (the “Board”) of Regional Health Properties, Inc. (the “Company”) determined to continue suspension of the payment of the quarterly dividend on the Company’s 10.875% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) indefinitely. The Board will reassess the dividend payment on an ongoing basis.

Dividends on the Series A Preferred Stock continue to accrue and accumulate regardless of whether such dividends are declared by the Board. If accrued dividends on the Series A Preferred Stock are not paid in full for any four consecutive or non-consecutive quarterly periods, then the annual dividend rate on the Series A Preferred Stock will increase to 12.875% and the holders of the Series A Preferred Stock will have the right to elect two directors to the Board, in each case in accordance with the provisions set forth in the Company’s Amended and Restated Articles of Incorporation. As of  July 1, 2018, the Company will have not paid dividends on the Series A Preferred Stock for three quarterly periods.

The dividend suspension will allow the Company to retain cash to fund general corporate purposes. The dividend suspension does not trigger a default under the Company’s outstanding indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 8, 2018	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Interim Chief Executive Officer and Interim President

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